EXHIBIT 99.1

Contacts:

Scott M. Tsujita (Investors) Hypercom Corporation 480.642.5161 stsujita@hypercom.com	Pete Schuddekopf (Media) Hypercom Corporation 480.642.5383 pschuddekopf@hypercom.com

FOR IMMEDIATE RELEASE

Hypercom Reports Fourth Quarter and Full Year 2009 Financial Results

•	Q4 revenue of $117.4 million, up 16.0% from Q3 2009
•	Operating income of $2.9 million, Adjusted EBITDA of $9.2 million
•	Operating cash flow of $13.6 million
•	Non-GAAP diluted EPS before discontinued operations of $0.08

SCOTTSDALE, March 1, 2010 – Hypercom Corporation (NYSE: HYC), the high security electronic payment and digital transactions solutions provider, today announced financial results for the three months and full year ended December 31, 2009.

Net revenue for the three months ended December 31, 2009 was $117.4 million, up 16.0% compared to $101.2 million in the third quarter of 2009, primarily due to higher product shipments in Northern and Southern European markets.  Fourth quarter 2009 net revenue declined 2.6% compared to net revenue of $120.5 million in the fourth quarter of 2008. This decrease is due to lower revenue primarily from the Americas partially offset by increases in revenue from Northern Europe as well as Asia-Pacific.

Gross profit for the three months ended December 31, 2009 increased to $36.8 million or 31.3% of net revenue from $33.2 million or 32.8% of net revenue in the third quarter of 2009 and $32.2 million or 26.7% of net revenue in the fourth quarter of 2008.  Fourth quarter gross profit percentage declined sequentially due to higher period costs, geographic sales mix weighted to lower average selling price markets, a one-time high margin third quarter extended warranty sale that did not recur in the fourth quarter of 2009 and certain restructuring costs related to our Brazil and Australian service operations. Gross profit percentage for the three months ended December 31, 2009 included 34.1% product gross profit and 24.7% service gross profit, compared to 35.2% and 28.7% in the third quarter of 2009 and 28.8% and 23.4% in the prior year period.

Non-GAAP gross profit for the three months ended December 31, 2009 was $38.1 million or 32.4% of revenue, compared to $34.0 million or 33.6% of revenue in the third quarter of 2009 and $33.2 million or 27.5% of revenue in the fourth quarter 2008. The non-GAAP gross profit excludes restructuring costs, amortization of purchased intangibles, and stock-based compensation.  Non-GAAP gross profit for the three months ended December 31, 2009 included 34.1% product gross profit and 26.6% service gross profit, versus 35.3% and 28.5% in the third quarter of 2009 and 28.9% and 23.4% in the prior year period.

Operating expenses for the three months ended December 31, 2009 were $33.8 million or 28.8% of net revenue, compared to $30.5 million or 30.2% of net revenue in the prior quarter and $102.1 million, which included a $67.8 million impairment of goodwill and intangibles, or 84.7% of net revenue for the fourth quarter of 2008.  The sequential increase in operating expense was primarily related to the acceleration of specific product development and certification activities and an increase in selling general and administrative expense related to marketing and year-end audit costs. The year-over-year decrease in operating expenses is related to continued synergies from last year’s acquisition of Thales e-Transactions along with other recent restructuring activities.

Non-GAAP operating expenses for the three months ended December 31, 2009 were $31.7 million or 27.0% of revenue, compared to $28.0 million or 27.7% of revenue in the prior quarter and $31.4 million or 26.1% of revenue for the same period in 2008.

Operating income for the three months ended December 31, 2009 was $2.9 million, compared to $2.7 million in the third quarter of 2009 and a loss of $69.9 million in the fourth quarter of 2008. Non-GAAP operating income for the three months ended December 31, 2009 was $6.3 million, versus $5.9 million in the prior quarter and $1.8 million in the fourth quarter of 2008.

The loss from discontinued operations of $0.5 million is primarily related to a European leasing and service operation that the Company is marketing for sale.    During the fourth quarter of 2009, the Company committed to a plan to divest this European leasing and service operation, and the results of this operation have been excluded from all continuing operating results included in this earnings release.

Net income for the three months ended December 31, 2009 was $0.6 million or $0.01 per fully diluted share, versus $1.2 million or $0.02 per diluted share in the third quarter of 2009 and a loss of $74.8 million or $1.40 per share in the fourth quarter of 2008.  Net income for the fourth quarter of 2009 includes a net tax benefit from certain foreign tax matters of $0.7 million, partially offset by a non-cash interest charge of $0.5 million associated with the early retirement of $3.0 million in debt during the quarter. Non-GAAP net income before discontinued operations for the three months ended December 31, 2009 was $4.6 million or $0.08 per diluted share, compared to $4.0 million or $0.07 per fully diluted share in the prior quarter and a loss of $2.5 million or $0.05 per share for the same period in 2008.

Adjusted EBITDA (Earnings before interest, taxes, depreciation, amortization, stock-based compensation, restructuring charges and goodwill and intangible write-downs) for the three months ended December 31, 2009 was $9.2 million, compared to $8.4 million in the prior quarter and adjusted EBITDA of $4.5 million in the prior year period.

Cash increased from $50.7 million at September 30, 2009 to $55.0 million at December 31, 2009.  Cash flow from operating activities for the fourth quarter of 2009 was $13.6 million.

For the full year, net revenue decreased $27.3 million from $434.2 million in 2008 to $406.9 million in 2009.  Despite the decrease in year over year revenue, non-GAAP gross profit increased $3.3 million from $129.5 million or 29.8% of revenue in 2008, to $132.8 million or 32.6% of revenue in 2009.  Non-GAAP operating income in 2009 increased to $17.1 million from $9.8 million in 2008 and non-GAAP net income before discontinued operations improved from $1.7 million or $0.03 per diluted share in 2008 to $7.9 million or $0.15 per diluted share in 2009. Adjusted EBITDA increased by $7.6 million from $19.7 million in 2008 to $27.3 million in 2009.

“Despite the worst economic recession in some 70 years, we had three consecutive quarters of operating income and net income, generated significant positive cash flow, and strengthened the Company’s balance sheet in 2009. On a full year basis, we increased both product and service margins and believe that we have implemented ongoing activities for future margin expansion. The global recession was, for us, most pronounced in North America, and we have added additional resources to ramp up that sector,” said Philippe Tartavull, Chief Executive Officer and President. “With an expectation of stronger full year demand, a solid set of existing and planned products, and an increased focus on higher margin revenue such as our integrated payment solutions, we are proceeding into 2010 with confidence.”

Fourth Quarter Earnings Call

Hypercom Corporation has scheduled its conference call to discuss fourth quarter and full year 2009 results for Monday, March 1 at 4:30pm ET. The call will be simultaneously webcast.

The dial in number is 866.270.6057 for North American callers and 617.213.8891 for international callers. For access to the call, participants will be required to identify the participant passcode: 85376971.

To access the audio webcast, please go to Hypercom's website, http://ir.hypercom.com at least two minutes prior to the call to register.

A replay of the conference call can be accessed approximately one hour after the conclusion of the live call and will be available until April 2, 2010. The replay number for North America is 888.286.8010. The number for international callers is 617.801.6888. The passcode is 85859531. A replay of the call can also be accessed in the "audio archive" section of http://ir.hypercom.com, where it will remain until the next results release.

About Hypercom (www.hypercom.com)

Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products, software solutions and services. The Company's solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, petroleum, healthcare, prepaid, self-service and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits. Hypercom is a founding member of the Secure POS Vendor Alliance (SPVA) and is the second largest provider of electronic payment solutions and services in Western Europe and third largest provider globally.

# # #

Non-GAAP Supplemental Information

The non-GAAP information and schedules included with this press release should be read in conjunction with our audited consolidated financial statements and notes thereto appearing in our Form 10-K as of and for the year ended December 31, 2008 and 2009 when filed.  It should also be read in conjunction with our unaudited consolidated financial statements and notes thereto appearing in our Form 10-Q as of and for the nine months ended September 30, 2009.

Hypercom provides non-GAAP supplemental information in this press release which exclude items such as restructuring costs, income taxes, goodwill and other impairments, stock-based compensation, amortization, foreign currency gains and losses and professional fees related to the Thales e-Transactions (“TeT”) acquisition and related tax effects of such transactions and are provided to facilitate meaningful period-to-period comparisons of underlying operational performance. These non-GAAP measurements are used for internal management assessments because such measures provide additional insight into ongoing financial performance. We believe that the presentation of non-GAAP financial information may be useful to investors and analysts for many of the same reasons that management finds these measures useful.

Non-GAAP financial measures exclude many significant items that are also important to understanding and assessing our financial performance. Additionally, in evaluating alternative measures of operating performance, it is important to understand that there are no standards for these calculations. Accordingly, the lack of standards can result in subjective determinations by management about which items may be excluded from the calculations, as well as the potential for inconsistencies between different companies that have similarly titled alternative measures. Accordingly, our non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

Pursuant to Regulation G, a reconciliation of GAAP and non-GAAP measures presented in this press release is provided at the end of this press release.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements that are subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "anticipate," "estimate," "will," "intend," "project," and other similar expressions identify such forward-looking statements. These forward-looking statements include, among other things, statements regarding Hypercom's anticipated financial performance; projections regarding future revenue, gross margins, operating expenses, product and service margins, net income, cash flows, gains or losses from discontinued operations; the timing, performance, certifications, and market acceptance of new products; the migration to contract manufacturers of the Company's products; the development and success of broader distribution channels; the timing and success of integration activities related to the 2008 Thales e-Transactions business acquisition and the expected results and benefits of such transaction. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: industry and general economic conditions, including significant deterioration of the economies of many of the countries in which we do business and the general lack of available credit; the state of the competition in the payments processing industry in general; the timing and commercial feasibility of new products, services, and market development initiatives; risks relating to the introduction of new products and services, including our ability to obtain and the timing of key certifications; our ability to reduce the cost of new and existing products to improve margins; specific demand for our products and services; actual future revenues, cost of sales, operating expenses, margins, cash flows, earnings, working capital and liquidity; the adequacy of our current facilities and management systems infrastructure to meet our operational needs; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business; the challenges presented by conducting business on an international basis; the sufficiency of our reserves for assets and obligations exposed to revaluation; our ability to identify and complete acquisitions, strategic investments, and business combinations and successfully integrate them into our business, including the integration of the Thales e-Transactions business; the impact of litigation matters on our business; our ability to effectively manage our exposure to foreign currency exchange rate fluctuations; risks associated with utilization of contract manufacturers of our products; our ability to effectively manage and control excess and obsolete inventory, product warranty expenses, and goodwill and other impairments; our ability to generate the cash required to repay our debt to Francisco Partners when due or our ability to refinance all or a portion of such debt at or prior to maturity; and future access to capital on terms that are acceptable, as well as assumptions related to the foregoing.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Hypercom's most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. Hypercom's results of operations for the three months and year ended December 31, 2009 are not necessarily indicative of Hypercom's operating results for any future periods. Any forward looking statements or projections in this press release are based on limited information currently available to Hypercom, which is subject to change. Although any such forward looking statements or projections and the factors influencing them will likely change, Hypercom is under no obligation, nor do we intend to, update this information, since Hypercom will only provide guidance at certain points, if at all during the year. Such information speaks only as of the date of this press release.

Hypercom does not endorse any projections regarding its future performance that may be made by third parties.

Hypercom is a registered trademark of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Amounts in thousands, except per share data)	2009	2008	2009	2008
Net revenue:
Products	$90,851	$91,579	$303,999	$320,692
Services	26,522	28,934	102,904	113,550
Total net revenue	117,373	120,513	406,903	434,242
Costs of revenue:
Products	59,882	65,195	197,763	219,575
Services	19,980	22,176	77,815	87,783
Amortization of purchased intangible assets	750	909	2,891	3,075
Total costs of revenue	80,612	88,280	278,469	310,433
Gross profit	36,761	32,233	128,434	123,809
Operating expenses:
Research and development	12,347	11,407	44,486	45,901
Selling, general and administrative	19,861	21,203	74,681	81,144
Impairment of goodwill and intangible assets	-	67,798	-	67,798
Amortization of purchased intangible assets	1,638	1,688	6,147	5,678
Total operating expenses	33,846	102,096	125,314	200,521
Operating income (loss)	2,915	(69,863)	3,120	(76,712)
Interest income	106	99	296	1,466
Interest expense	(3,371)	(2,359)	(10,990)	(6,822)
Foreign currency gain (loss)	609	(1,571)	411	(1,821)
Other income	34	36	390	191
Income (loss) before income taxes and
discontinued operations	293	(73,658)	(6,773)	(83,698)
Benefit (provision) for income taxes	853	(452)	829	(1,211)
Income (loss) before discontinued operations	1,146	(74,110)	(5,944)	(84,909)
Loss from discontinued operations	(522)	(691)	(924)	(494)
Net income (loss)	$624	$(74,801)	$(6,868)	$(85,403)

Basic and diluted income (loss) per share:
Income (loss) before discontinued operations	$0.02	$(1.39)	$(0.11)	$(1.59)
Loss from discontinued operations	(0.01)	(0.01)	(0.02)	(0.01)
Basic and diluted income (loss) per share	$0.01	$(1.40)	$(0.13)	$(1.60)

Weighted average shares used to calculate income (loss) per share:
Basic	53,612,131	53,363,687	53,526,493	53,321,154
Diluted	54,508,966	53,363,687	53,526,493	53,321,154

HYPERCOM CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
(Amounts in thousands)	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$55,041	$35,582
Short-term investments	-	499
Accounts receivable, net	86,031	96,498
Current portion of net investment in sales-type leases	5,235	8,574
Inventories	29,363	31,290
Prepaid expenses and other current assets	8,855	7,106
Deferred tax assets	1,311	1,320
Current portion of assets held for sale	5,241	2,616
Total current assets	191,077	183,485
Property, plant and equipment, net	24,304	24,911
Net investment in sales-type leases	5,046	4,802
Intangible assets, net	49,579	57,311
Goodwill	28,536	26,715
Assets held for sale	-	3,262
Other long-term assets	8,346	5,814
Total assets	$306,888	$306,300

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$52,355	$50,545
Accrued payroll and related expenses	16,152	16,596
Accrued sales and other taxes	8,116	7,706
Product warranty liabilities	5,444	6,597
Restructuring liabilities	8,265	7,724
Accrued other liabilities	20,677	22,866
Deferred revenue	11,559	12,177
Deferred tax liability	22	4,828
Income taxes payable	6,568	5,201
Current portion of liabilities held for sale	1,244	2,410
Total current liabilities	130,402	136,650
Long-term debt	56,076	48,769
Deferred tax liabilities, net	14,902	15,999
Other long-term liabilities	14,612	11,094
Total liabilities	215,992	212,512
Stockholders' equity	90,896	93,788
Total liabilities and stockholders' equity	$306,888	$306,300

HYPERCOM CORPORATION
STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Amounts in thousands)	2009	2008	2009	2008

Cash flows from continuing operations:
Net income (loss) from continuing operations	$1,146	$(74,110)	$(5,944)	$(84,909)
Adjustments to reconcile net income (loss)
from continuing operations to net cash
provided by operating activities:
Depreciation and amortization	2,850	2,747	10,182	9,887
Amortization of purchased intangibles	2,388	2,597	9,038	8,753
Interest conversion to debt	1,740	1,575	6,708	4,613
Amortization of debt issuance costs	32	32	128	96
Impairment of goodwill and intangible assets	-	67,798	-	67,798
Amortization of discount on notes payable	1,463	636	3,786	1,726
Amortization of discounts on short-term
investments	-	-	-	(61)
Provision (reversal) for doubtful accounts	(976)	315	(416)	(369)
Provision for excess and obsolete inventory	1,928	1,716	4,157	4,147
Provision for warranty and other product charges	1,368	(926)	4,116	2,266
Deferred income tax provision (benefit)	(4,996)	912	(5,895)	1,673
Non-cash share-based compensation	307	803	1,942	3,484
Foreign currency (gain) loss	(810)	2,811	(2,529)	3,426
Non-cash write-off of intangibles and other assets	424	(148)	1,002	458
Changes in operating assets and
liabilities, net	6,711	1,495	4,291	(748)
Net cash provided by operating activities	13,575	8,253	30,566	22,240

Cash flows from investing activities:
Purchase of property, plant and equipment	(3,463)	(3,104)	(8,115)	(9,313)
Cash paid for acquisitions, net of cash acquired	(2,057)	-	(2,094)	(115,168)
Software development costs capitalized	-	-	(250)	(57)
Purchase of short-term investments	-	-	(1,376)	(37,375)
Proceeds from the sale or maturity of
short-term investments	-	-	1,875	41,925
Net cash used in investing activities	(5,520)	(3,104)	(9,960)	(119,988)

Cash flows from financing activities:
Borrowing in revolving line of credit	-	6,400	7,800	6,400
Repayments of bank notes payable and other
debt instruments	(3,000)	(6,401)	(10,985)	(6,835)
Debt issuance costs	-	-	-	(687)
Proceeds from long term debt	-	-	-	60,000
Proceeds from issuance of common stock	46	28	177	667
Net cash provided by (used in) financing activities	(2,954)	27	(3,008)	59,545
Effect of exchange rate changes on cash	(340)	(841)	1,975	(3,246)
Net (decrease) increase in cash flows from
continuing operations	4,761	4,335	19,573	(41,449)
Net cash provided by (used in) operating
activities - discontinued operations	(433)	320	(114)	106
Cash and cash equivalents, beginning of period	50,713	30,927	35,582	76,925
Cash and cash equivalents, end of period	$55,041	$35,582	$55,041	$35,582

HYPERCOM CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

GAAP income (loss) before discontinued operations	$1,146	$(74,110)	$(5,944)	$(84,909)

Restructuring charges included in:
Costs of product revenue	-	-	102	2,507
Costs of service revenue	512	-	1,224	-
Operating expenses	206	100	1,674	594

Stock-based compensation included in:
Costs of product revenue	37	51	199	119
Costs of service revenue	-	5	-	8
Operating expenses	270	747	1,743	3,357

Amortization of purchased intangibles included in:
Costs of revenue	750	909	2,891	3,075
Operating expenses	1,638	1,688	6,147	5,678

Professional fees incurred related to TeT Acquisition included in:
Operating expenses	-	335	-	3,424

Impairment of goodwill and intangible assets included in:
Operating expenses	-	67,798	-	67,798

Income tax effect	-	-	(178)	-

Non-GAAP income (loss) before discontinued operations	$4,559	$(2,477)	$7,858	$1,651

Non-GAAP diluted income (loss) per share before discontinued operations	$0.08	$(0.05)	$0.15	$0.03

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
GAAP operating income (loss)	$2,915	$(69,863)	$3,120	$(76,712)

Restructuring charges	718	100	3,000	3,101

Stock-based compensation	307	803	1,942	3,484

Amortization of purchased intangibles	2,388	2,597	9,038	8,753

Professional fees incurred related to TeT Acquisition	-	335	-	3,424

Impairment of goodwill and intangible assets	-	67,798	-	67,798

Non-GAAP operating income	$6,328	$1,770	$17,100	$9,848

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Product revenue	$90,851	$91,579	$303,999	$320,692
Service revenue	26,522	28,934	102,904	113,550
Total net revenue	$117,373	$120,513	$406,903	$434,242

GAAP product gross profit	$30,969	$26,384	$106,236	$101,117

Restructuring charges	-	-	102	2,507

Stock-based compensation	37	51	199	119

Non-GAAP product gross profit	$31,006	$26,435	$106,537	$103,743

Percentage of product revenue	34.1%	28.9%	35.0%	32.3%

GAAP service gross profit	$6,542	$6,758	$25,089	$25,767

Restructuring charges	512	-	1,224	-

Stock-based compensation	-	5	-	8

Non-GAAP service gross profit	$7,054	$6,763	$26,313	$25,775

Percentage of service revenue	26.6%	23.4%	25.6%	22.7%

GAAP gross profit	$36,761	$32,233	$128,434	$123,809

Restructuring charges	512	-	1,326	2,507

Stock-based compensation	37	56	199	127

Amortization of purchased intangibles	750	909	2,891	3,075

Non-GAAP gross profit	$38,060	$33,198	$132,850	$129,518

Percentage of total net revenue	32.4%	27.5%	32.6%	29.8%

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

GAAP operating expenses	$33,846	$102,096	$125,314	$200,521

Restructuring charges	(206)	(100)	(1,674)	(594)

Stock-based compensation	(270)	(747)	(1,743)	(3,357)

Amortization of purchased intangibles	(1,638)	(1,688)	(6,147)	(5,678)

Professional fees incurred related to TeT Acquisition	-	(335)	-	(3,424)

Impairment of goodwill and intangible assets	-	(67,798)	-	(67,798)

Non-GAAP operating expenses	$31,732	$31,428	$115,750	$119,670

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Operating income (loss)	$2,915	$(69,863)	$3,120	$(76,712)
Depreciation and amortization	5,238	5,344	19,220	18,640
Restructuring charges	718	100	3,000	3,101
Professional fees incurred related to TeT Acquisition	-	335	-	3,424
Stock-based compensation	307	803	1,942	3,484
Impairment of goodwill and intangible assets	-	67,798	-	67,798
Adjusted EBITDA	$9,178	$4,517	$27,282	$19,735

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

GAAP net revenue	$117,373	$120,513	$406,903	$434,242
TeT Q1 pro forma revenue	-	-	-	43,144
Constant currency rate adjustment	(8,678)	-	22,998	-
Non-GAAP net revenue	$108,695	$120,513	$429,901	$477,386